EXHIBIT 99.1

DELTA AIR LINES, NORTHWEST AIRLINES COMBINING TO CREATE AMERICA’S PREMIER
GLOBAL AIRLINE

Customers, communities to benefit from expanded global route system, more competitive, financially secure airline

No hub closures; improved international access to benefit small communities

Merger helps offset record oil prices, creates stronger global airline to compete in Open Skies environment

Merger combines Delta’s strengths in the South, Mountain West, Northeast, Europe and Latin
America with Northwest’s leading positions in the Midwest, Canada and Asia; competition will be preserved and enhanced as a result of complementary networks

Delta pilot leadership reaches agreement on post-merger contract

Employees to be provided seniority protection and equity in the new airline

World headquarters of combined airline to be in Atlanta, with executive offices in Minneapolis/St.
Paul and major airline operations and employee base remaining in Minnesota

Integrated SkyTeam frequent flyer programs and partner networks enable faster integration;
existing Air France, KLM joint venture partnerships strengthened

ATLANTA, Georgia and EAGAN, Minnesota – April 14, 2008 – Delta Air Lines Inc. (NYSE: DAL) and Northwest Airlines Corporation (NYSE: NWA) today announced an agreement in which the two carriers will combine in an all-stock transaction with a combined enterprise value of $17.7 billion, creating America’s premier global airline.  The new airline, which will be called Delta, will provide employees with greater job security, an equity stake in the combined airline, and a more stable platform for future growth in the face of significant economic pressures from rising fuel costs and intense competition. Small communities throughout the United States will enjoy enhanced access to more destinations worldwide. Customers also will benefit from the combined carriers’ complementary route networks, which together will offer people greater choice, competitive fares and a superior travel experience to more cities than any other airline.  In addition, combining Delta and Northwest will create a global U.S. flag carrier strongly positioned to compete with foreign airlines that are continuing to increase service to the United States.

Delta CEO Richard Anderson will be chief executive officer of the combined company. Delta Chairman of the Board Daniel Carp will become chairman of the new Board of Directors and Northwest Chairman Roy Bostock will become vice chairman.  Ed Bastian will be president and chief financial officer. The Board of Directors will be made up of 13 members, seven of whom will come from Delta’s board, including Anderson, and five of whom will come from Northwest’s board, including Bostock and Doug Steenland, the current Northwest CEO. One director will come from the Air Line Pilots Association (ALPA).

Delta will have executive offices in Atlanta, Minneapolis/St. Paul and New York, and international executive offices in Amsterdam, Paris and Tokyo. The company’s world headquarters will be in Atlanta.  Delta is committed to retaining significant jobs, operations and facilities in Minnesota.

www.newglobalairline.com

Combined, the company and its regional partners will provide access to more than 390 destinations in 67 countries. Delta and Northwest, together, will have more than $35 billion in aggregate annual revenues, operate a mainline fleet of nearly 800 aircraft and employ approximately 75,000 people worldwide.

In an industry where the U.S. network carriers have shed more than 150,000 jobs and lost more than $29 billion since 2001, the combination of Delta and Northwest creates a company with a more resilient business model that is better able to withstand volatile fuel prices than either can on a standalone basis.  Merging Delta and Northwest is the most effective way to offset higher fuel prices and improve efficiencies, increase international presence and fund long-term investment in the business.

The transaction is expected to generate more than $1 billion in annual revenue and cost synergies from more effective aircraft utilization, a more comprehensive and diversified route system and cost synergies from reduced overhead and improved operational efficiency. The company expects to incur one-time cash costs to not exceed $1 billion to integrate the two airlines. The combined company will have a stronger, more durable financial base and one of the strongest balance sheets in the industry, with expected liquidity of nearly $7 billion at closing.

Under the terms of the transaction, Northwest shareholders will receive 1.25 Delta shares for each Northwest share they own. This exchange ratio represents a premium to Northwest shareholders of 16.8 percent based on April 14 closing prices. The transaction is expected to be accretive to current Delta shareholders in year one excluding one-time costs. The merger is subject to the approval of Delta and Northwest shareholders and regulatory approvals.  It is expected that the regulatory review period will be completed later this year.

Richard Anderson, Delta CEO, stated: “We said we would only enter into a consolidation transaction if it was right for all of our constituencies; Delta and Northwest are a perfect fit.  Today, we’re announcing a transaction that is about addition, not subtraction, and combines end-to-end networks that open a world of opportunities for our customers and employees. We believe by partnering with our employees, including providing equity to U.S.-based employees of Delta and Northwest, this combination is off to the right start. Together, we are creating America’s leading airline – an airline that is financially secure, able to invest in our employees and our customers, and built to thrive in an increasingly competitive marketplace.”

Doug Steenland, Northwest CEO, said: “Today’s announcement is exciting for Northwest and its employees.  The new carrier will offer superior route diversity across the U.S., Latin America, Europe and Asia and will be better able to overcome the industry’s boom-and-bust cycles. The airline will also be better able to match the right planes with the right routes, making transportation more efficient across our entire network. In short, combining the Northwest and Delta networks will allow the strengthened airline to realize its full global potential and invest in its future.”

Customers, communities to benefit from expanded global route system, more competitive, financially secure airline

The Delta and Northwest merger will offer customers and communities direct service between the United States and the world's major business centers.  Specific benefits include:

▪
Customers will be able to fly to more destinations, have more schedule options and more opportunities to earn and redeem frequent flyer miles in what will become the world’s largest frequent flyer program.

▪
The merged airline will maintain all hubs at Atlanta, Cincinnati, Detroit, Memphis, Minneapolis/St. Paul, New York-JFK, Salt Lake City, Amsterdam and Tokyo-Narita – each of which will benefit from improved global connectivity.

www.newglobalairline.com

▪
Delta customers will benefit from Northwest’s extensive service to Asian markets and Northwest’s customers will have access to Delta’s strengths across the Caribbean, Latin America, Europe, the Middle East and Africa.

▪	Both airlines’ customers will benefit from a strengthened SkyTeam alliance that more closely aligns the combined airline with its respective trans-Atlantic partners Air France and KLM.

Customers also will benefit from the combined carrier’s financial stability. The merger creates one of the strongest balance sheets among major U.S. airlines, permitting the combined airline to invest in its fleet and services to enhance the customer experience. For instance:

▪	The combination will accelerate the upgrading of existing international aircraft with lie-flat seats and personal on-demand entertainment.

▪	The combined company will have the opportunity to exercise options for delivery of up to 20 widebody jets between 2010 and 2013 to provide more international service than ever before.

▪
The combined company also will be able to improve customers’ travel experience through new products and services, including enhanced self-service tools, better bag-tracking technology, new seats and refurbished cabin interiors.

No hub closures; improved international access to benefit small communities

This combination will expand Delta’s international and domestic reach, and there will be no reductions in the number of hubs.  In addition, building on both airlines’ proud, decades-long history of serving small communities, Delta will improve worldwide connections to small towns and cities across the U.S., enhancing their access to the global marketplace. Following the merger, Delta will serve more than 140 small communities in the United States – more than any other airline.

“Delta and Northwest are an excellent strategic fit, with complementary and geographically distinct route systems,” said Edward Bastian, Delta president and chief financial officer. “Together, we will have a more robust platform for profitable international growth. Combining both carriers’ international and domestic strengths, with our worldwide SkyTeam partners, we are well positioned to lead the industry and deliver value to our shareholders.”

Merger helps offset record oil prices, creates stronger global airline to compete in Open Skies environment

Record fuel prices have fundamentally changed the economics of the airline industry.  Fuel is the highest single expense for Delta and Northwest, significantly eroding the financial benefits of restructuring and placing the airlines’ new found strength and stability at long-term risk. At the beginning of 2007, oil prices were approximately $55 a barrel. Now, oil prices have nearly doubled. This dramatic run-up in the price of oil makes the transaction even more compelling.

Internationally, the two carriers, along with their partners at Air France and KLM, will have a broader global network similar in scope and depth to what other foreign flag carriers already possess – and a significant presence in key business centers, with improved prospects for growing corporate business globally. This presence is essential for U.S. network carriers due to Open Skies agreements that have expanded aviation markets around the world and have created a more competitive international environment.

www.newglobalairline.com

Merger combines Delta’s strengths in the South, Mountain West, Northeast, Europe and Latin America with Northwest’s leading positions in the Midwest, Canada and Asia; competition will be preserved and enhanced as a result of complementary networks

The Delta-Northwest combination will be pro-competitive. There is little overlap in the nonstop routes the two airlines serve, with direct competitive service on only 12 of more than 1,000 nonstop city pair routes currently flown by both airlines. In fact, the merger will create a stronger, more efficient global competitor.  Discount carriers, which now carry one third of domestic passengers, and other network airlines will remain competitors in the airline’s markets.

Delta pilot leadership reaches agreement on post-merger contract

Delta also today announced that it has reached agreement with the company’s pilot leadership to extend its existing collective bargaining agreement through the end of 2012. The agreement, which is subject to pilot ratification, facilitates the realization of the revenue synergies of the combined companies once the transaction is completed. It also provides the Delta pilots a 3.5 percent equity stake in the new company and other enhancements to their current contract.

Delta will use its best efforts to reach a combined Delta-Northwest pilot agreement, including resolution of pilot seniority integration, prior to the closing of the merger.

Employees to be provided seniority protection and equity in the new airline

Frontline employees of both airlines will be provided seniority protection through a fair and equitable seniority integration process, as the airlines are combined. In addition, U.S.-based non-pilot employees of both companies will be provided a 4 percent equity stake in the new airline upon closing. The company also expects no involuntary furloughs of frontline employees as a result of this transaction and the existing pension plans for both companies’ employees will be protected. Additionally, all Delta and Northwest employees will enjoy reciprocal pass privileges on both airlines, beginning as soon as possible during the regulatory review process.

“We are pleased that the people of Delta and Northwest will participate directly in the growth and future success of the combined company,” Anderson said. “Thanks to the hard work and professionalism of the more than 75,000 Delta and Northwest employees over the last few years, our new, combined company will be positioned for a bright future as a leader in the global airline industry.”

Integrated SkyTeam frequent flyer programs and partner networks enable faster integration; existing Air France, KLM joint venture partnerships strengthened

Delta and Northwest’s complementary networks and common membership in the SkyTeam alliance will ease the integration risk that has complicated some airline mergers. The carriers participate in a joint SkyTeam frequent flyer program with common customer lounges and airline partner networks. In addition, they share a common IT platform, which has already been partially integrated through the existing alliance between Delta and Northwest.    Further, the combination of Delta and Northwest will enable an accelerated joint venture integration with Air France/KLM, creating the industry’s leading alliance network.

Over the course of the regulatory process, a detailed integration plan will be created by the transition committee made up of leaders from both companies.  After closing of the merger, the consolidation of overlapping corporate and administrative functions will result in some job reductions or company-paid transfers.  Involuntary reductions for management and administrative employees will be minimized by normal attrition.

www.newglobalairline.com

Advisers

Financial advisers to Delta were Greenhill & Co. and Merrill Lynch & Co. and legal advisers were Wachtell, Lipton, Rosen & Katz and Hunton & Williams, LLP. Financial advisers to Northwest were Morgan Stanley and J.P. Morgan Securities and legal advisers were Simpson Thacher & Bartlett LLP and O'Melveny & Myers, LLP.

Investor and Analyst Call Details

There will be a webcast for the investment community on Tuesday, April 15, at 9:00 a.m. EDT.  Participants will include Richard Anderson, Delta’s CEO; Doug Steenland, Northwest’s President and CEO; and Ed Bastian, Delta’s President and CFO.

Webcast log-in is available on: www.delta.com/about_delta/investor_relations/webcasts or http://ir.nwa.com

A replay of the webcast will be archived for 30 days. Further information is available in the investor relations section of delta.com.

Press Conference Details and Satellite Coordinates

On Tuesday, April 15, at 10:30 a.m. EDT, Delta and Northwest will hold a joint press conference at the Intercontinental, The Barclay, New York, 111 East 48th St, New York, NY 10017.

Participants will include Richard Anderson, Delta’s CEO; Doug Steenland, Northwest’s President and CEO; and Ed Bastian, Delta’s President and CFO.

The press conference will be webcast LIVE over the internet at www.newglobalairline.com. The replay of the webcast will be archived for 30 days.

The press conference will also be available LIVE via satellite through the following feed:
Feed time: 1000-1130 EDT w/15 approx. (test time from 10-10:30 AM)
Coordinates: KU-band: GAL11 / Transponder 15 / Audio 6.2 & 6.8 / Downlink frequency: 12000 (H)

B-Roll Information and Satellite Coordinates

B-roll footage with sound bites from Richard Anderson and Ed Bastian and Delta and Northwest operations will be available via satellite. To access the B-roll feed via satellite, use the coordinates below.

Monday, April 14, 2008
Feed time: 10:00 – 10:30 PM EDT
Coordinates: C-Band: AMC 03 / Transponder 03 / Audio 6.2 & 6.8 / Downlink frequency: 3760 (H)
****This story will be available on the Pathfire DMG****
Under Video News Feeds at Medialink
Story Number: 04NY08-0095
Story Slug: Delta and Northwest Create Global Airline

Tuesday April 15, 2008
Feed time: 4:00-4:30 AM EDT
Coordinates: C-Band: AMC 03 / Transponder 03 / Audio 6.2 & 6.8 / Downlink frequency 3760 (H)

Feed time: 10:00-10:30 AM EDT
Feed time: 1:00 – 1:30 PM EDT

www.newglobalairline.com

Coordinates: C-Band: GAL 25 (formerly IA 5) / Transponder 19 / Audio 6.2 & 6.8 / Downlink frequency 4080 (V)

Feed time: 2:00-2:30 PM EDT - Includes footage of press conference
Feed time: 7:00-7:30 PM EDT
Coordinates: C-Band: AMC 03 / Transponder 05 / Audio 6.2 & 6.8 / Downlink frequency 3800 (H)

Audio News Release

An audio news release will be available for download on www.newglobalairline.com

Photography

Photographs of both companies operations and management teams is available on the news center section of www.newglobalairline.com

Contact Details:

Delta Contacts
Delta Media Relations: 404 715 2554
Delta Investor Relations: 404 715 2170
Brunswick Group: Steve Lipin / Cindy Leggett-Flynn 212 333 3810

Northwest Contacts
Northwest Media Relations: 612 726 2331
Northwest Investor Relations: 800 953 3332

Further details regarding the combination can be found at www.newglobalairline.com

About Delta Air Lines

Delta Air Lines operates service to more worldwide destinations than any airline with Delta and Delta Connection flights to 306 destinations in 58 countries. Delta has added more international capacity than any major U.S. airline during the last two years and is the leader across the Atlantic with flights to 37 trans-Atlantic markets. To Latin America and the Caribbean, Delta offers more than 517 weekly flights to 57 destinations. Delta's marketing alliances also allow customers to earn and redeem SkyMiles on nearly 16,409 flights offered by SkyTeam and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. Including its SkyTeam and worldwide codeshare partners, Delta offers flights to 841 worldwide destinations in 162 countries. Customers can check in for flights, print boarding passes and check flight status at delta.com.

About Northwest Airlines

Northwest Airlines is one of the world’s largest airlines with hubs at Detroit, Minneapolis/St. Paul, Memphis, Tokyo and Amsterdam, and approximately 1,400 daily departures.  Northwest is a member of SkyTeam, an airline alliance that offers customers one of the world’s most extensive global networks.  Northwest and its travel partners serve more than 1,000 cities in excess of 160 countries on six continents. For more information pertaining to Northwest go to the Web site at www.nwa.com.

www.newglobalairline.com

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as “expect,’ “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements include, without limitation, Delta's and Northwest’s expectations with respect to the synergies, costs and charges and capitalization, anticipated financial impacts of the merger transaction and related transactions; approval of the merger transaction and related transactions by shareholders; the satisfaction of the closing conditions to the merger transaction and related transactions; and the timing of the completion of the merger transaction and related transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside our control and difficult to predict.  Factors that may cause such differences include, but are not limited to, the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, due to, among other things, (1) the airline pricing environment; (2) competitive actions taken by other airlines; (3) general economic conditions; (4) changes in jet fuel prices; (5) actions taken or conditions imposed by the United States and foreign governments; (6) the willingness of customers to travel; (7) difficulties in integrating the operations of the two airlines; (8) the impact of labor relations, and (9) fluctuations in foreign currency exchange rates. Other factors include the possibility that the merger does not close, including due to the failure to receive required stockholder or regulatory approvals, or the failure of other closing conditions.

Delta cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Delta’s and Northwest’s most recently filed Forms 10-K.  All subsequent written and oral forward-looking statements concerning Delta, Northwest, the merger, the related transactions  or other matters and attributable to Delta or Northwest or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Delta and Northwest do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this news release.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, Delta will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of Delta and Northwest that also constitutes a prospectus of Delta.  Delta and Northwest will mail the joint proxy statement/prospectus to their stockholders.  Delta and Northwest urge investors and security holders to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Delta’s website (www.delta.com) under the tab “About Delta” and then under the heading “Investor Relations” and then under the item “SEC Filings.” You may also obtain these documents, free of charge, from Northwest’s website (www.nwa.com) under the tab “About Northwest” and then under the heading “Investor Relations” and then under the item “SEC Filings and Section 16 Filings.”

Delta, Northwest and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Delta and Northwest stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Delta and Northwest stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Delta’s executive officers and directors in its Annual Reports on Form 10-K (including any amendments thereto), Current Reports on Form 8-K and other documents that have previously been filed with the SEC since April 30, 2007 as well as in its definitive proxy statement to be filed with the SEC related to Delta’s 2008 Annual Meeting of Stockholders. You can find information about Northwest’s executive officers and directors in its Annual Reports on Form 10-K (including any amendments thereto), Current Reports on Form 8-K and other documents that have previously been filed with the SEC since May 31, 2007 as well as in its definitive proxy statement to be filed with the SEC related to Northwest’s 2008 Annual Meeting of Stockholders. You can obtain free copies of these documents from Delta and Northwest using the contact information above.

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www.newglobalairline.com